Exhibit 21.1

                              List of Subsidiaries

                                                Jurisdiction of Incorporation
Subsidiary                                      or Organization                    Doing Business As
----------                                      ---------------                    -----------------

Brookstone Homes, Inc.                          Delaware                           Brookstone Homes

Christopher Homes Custom                        Nevada                             Christopher Homes
    Home Division, Inc.

Fortress-Florida, Inc.                          Delaware                           Fortress Homes and
                                                                                   Communities of Florida

Fortress Galloway, Inc.                         Delaware                           Don Galloway Homes
    Don Galloway Homes, Inc.                    North Carolina
    Thornblade,LLC                              North Carolina
    Don Galloway Land, LLC                      North Carolina

Fortress Mortgage, Inc.                         Delaware                           Fortress Mortgage

Fortress Missouri-Construction, LLC             Delaware
    Whittaker Construction, Inc.                Missouri                           Whittaker Homes

Fortress Missouri-Lumber, LLC                   Delaware
     RRKTG Lumber, Inc.                         Missouri                           RRKTG Lumber

Fortress Missouri-Title, LLC                    Delaware
     Lewis and Clark Title Company              Missouri                           Lewis and Clark Title
                                                                                   Company

Fortress Oregon, LLC                            Delaware
     Quail Construction, Inc.                   Oregon                             Quail Construction
     Camden Crossing, LLC                       Oregon
     Quail Realty, LLC                          Oregon                             Quail Realty

Fortress Pennsylvania, LLC                      Delaware                           Iacobucci Homes

Fortress Tysons, LLC                            Delaware                           WestBrook Homes

The Genesee Company                             Colorado                           The Genesee Company
Genesee Venture Corp.                           Colorado
Genesee Communities I, Inc                      Colorado
Genesee Communities II, Inc                     Colorado
Genesee Communities III, Inc                    Colorado
Genesee Communities IV, Inc                     Colorado
Genesee Communities V, Inc                      Colorado

Landmark Homes, Inc.                            North Carolina                     Sunstar Homes

Wilshire Homes, Inc.                            Texas                              Wilshire Homes
     Wilshire Homes San Antonio, Ltd.           Texas
     Cullen Avenue Partners, Ltd.               Texas
     The Park at Los Indios, Ltd.               Texas